EXHIBIT (1)(a)

CBI INDUSTRIES, INC.
[DEBT SECURITIES]

UNDERWRITING AGREEMENT


[Date]

[Names and addresses of Underwriters]


Dear Sirs:

  CBI Industries, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") _______________________ aggregate principal amount of ______% Notes due _________________ (the "Securities"). The Securities are to be issued under an Indenture (the "Indenture"), dated as of March 1, 1994, between the Company and Chemical Bank, as the trustee (the "Trustee"). This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.

  1.  The Company represents, warrants and agrees that:

  (a) A registration statement on Form S-3 with respect to the Securities (i) has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, (ii) has been filed with the Commission under the Act and (iii) has become effective under the Act. If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of that registration statement as amended to date have been delivered by the Company to you as the representative (the "Representative") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in that registration statement or amendments thereto before it becomes effective under the Act, and any prospectus filed with the Commission by the Company with the consent of the Representative pursuant to Rule 424(a) of the Rules and Regulations, relating to the offering and sale of the Securities; "Registration Statement" means that same registration statement when it becomes effective under the Act, including any documents incorporated by reference at that time; and "Prospectus" means the prospectus or prospectus supplement as first filed with the Commission by the Company with the consent of the Representative pursuant to Rule 424(b) of the Rules and Regulations, relating to the offering and sale of the Securities. Reference made herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such Preliminary Prospectus or Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of such Preliminary Prospectus or Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or Prospectus. The Company has not received any order from the Commission or otherwise preventing or suspending the use of any Preliminary Prospectus. For purposes of this Agreement, "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Exchange Act as applicable.

  (b) The Registration Statement and the Prospectus conform, and any post-effective amendment to the Registration Statement and the Prospectus as amended or supplemented, including any document filed by the Company after the Effective Date pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Securities ("Incorporated Documents"), will conform, in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations. The Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the applicable rules and regulations thereunder. The Registration Statement (as of the Effective
Time) did not, and any post-effective amendment thereto, the Prospectus and the Prospectus as amended or supplemented (including Incorporated Documents) as of the date of filing will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to that part of the Registration Statement which consists of the Statement of Eligibility and Qualification under the Trust Indenture Act of the Trustee or as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Trustee or through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

  (c) Neither the Company nor any of its significant subsidiaries (as defined in Paragraph 12 of this Agreement) is in violation of its certificate of incorporation or by-laws or is in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole. The execution, delivery and performance of this Agreement and the transactions contemplated hereby, including without limitation the issuance and sale of the Securities by the Company, will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a breach or default under, any agreement, indenture or instrument, or result in a violation of the certificate of incorporation or by-laws of the Company or any of its subsidiaries or of any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or their property. Except as required by the Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.

  (d) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with an authorized and outstanding capital stock as set forth in the Prospectus, is qualified to do business as a foreign corporation and is in good standing in each of the several jurisdictions where such qualification is required for the conduct of its business or the lease or ownership of its principal properties and has all necessary power and authority to transact its business as described in the Prospectus.

  (e) Each of the subsidiaries of the Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation, is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is required for the conduct of its business or the lease or ownership of its principal properties, in each case except where the failure to be duly incorporated, in good standing or so qualified would not materially adversely affect the business of the Company and its subsidiaries taken as a whole. Each of the subsidiaries has all necessary power and authority to transact the business in which it is presently engaged.

  (f) Except as set forth in or contemplated by the Registration Statement and the Prospectus, since the date of the latest audited financial statements of the Company included in the Registration Statement and Prospectus, there has not been any material adverse change in the condition of the Company and its subsidiaries taken as a whole, financial or otherwise, or in the results of operations or prospects of the Company and its subsidiaries taken as a whole; except as set forth in or contemplated by the Registration Statement or the Prospectus, neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transactions, in each case material to the Company and its subsidiaries taken as a whole, since the respective dates as of which information is given in the Registration Statement and the Prospectus otherwise than in the ordinary course of business; and, there has been no change in the consolidated financial position of the Company and its subsidiaries since the date of the most recent audited balance sheet included or incorporated by reference in the Registration Statement except (i) changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the Company or (ii) changes described in or contemplated by the Registration Statement and the Prospectus.

  (g) The Company holds all material tariffs, licenses, certificates and permits from governmental authorities necessary for the conduct of its business as described in the Prospectus and owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of such business and has not received any notice of conflict with the asserted rights of others in respect thereof.

  (h) The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to such of their personal property owned by them that is, when considered either individually or in the aggregate, necessary to the operations of the Company or any of its subsidiaries, as the case may be, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries that are, when considered either individually or in the aggregate, necessary to the operations of the Company or any of its subsidiaries, as the case may be, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

  (i) Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has any litigation or governmental, administrative or other proceeding pending or threatened of a character which (a) could reasonably be expected to result in a judgment or decree having a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole, or (b) is required to be disclosed in the Registration Statement or the Prospectus.

  (j) The Company is not in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject nor has it failed to obtain any tariff, license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain is likely to have a material adverse effect on the condition (financial or other), properties, prospective results of operations or net worth of the Company and its subsidiaries, taken as a whole.

  (k) To the best of the Company's knowledge, Arthur Andersen & Co., whose report appears in the Company's Annual Report on Form 10-K for the most recent year which is incorporated in the Prospectus by reference, are independent public accountants as required by the Act and the Rules and Regulations.

  (l) The filing of the Registration Statement and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of the Company, and all necessary corporate action to authorize and approve the same has been taken. The Securities have been duly authorized and, when issued, authenticated and delivered pursuant to the Indenture against payment of the agreed upon consideration therefor pursuant to this Agreement, such Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which is in the form filed as an exhibit to the Registration Statement, and will be enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity; the Indenture has been duly authorized and is duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity; and the Indenture conforms and the Securities, when issued, will conform to the descriptions thereof contained in the Registration Statement and the Prospectus. None of the Securities will be, on the Delivery Date (as hereinafter defined), subject to any lien, claim, encumbrance, pre-emptive rights or any other claim of any third party, other than those created or incurred by any Underwriter.

  (m) All of the authorized shares of the Common Stock of the Company have been validly authorized and are fully paid and nonassessable with no personal liability attaching to the ownership thereof.

  [If the Securities are convertible into common stock, add the following paragraph and such other representations as are deemed necessary or appropriate by the Company and the Representative:

  (n) If the Securities are convertible into shares of common stock of the Company in accordance with the terms thereof and this Agreement, such shares of common stock initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance, and when issued and delivered pursuant to the terms thereof will be validly issued;]

  (o) The consolidated financial statements included or incorporated by reference as part of the Registration Statement or any Preliminary Prospectus or the Prospectus present fairly, and the financial statements in any Incorporated Document will present fairly, the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared, and in the case of financial statements included in any Incorporated Document will be prepared, in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise stated therein.

  (p) Since the end of its latest fiscal year, the Company has timely filed all documents and amendments to previously filed documents required to be filed by it pursuant to Sections 12, 13, 14 and 15(d) of the Exchange Act. The documents incorporated by reference into each Preliminary Prospectus and the Prospectus as of the respective dates of filing with the Commission were, and each Incorporated Document will be, prepared by the Company in conformity in all material respects with the requirements of the Exchange Act and the Rules and Regulations, and such documents have been timely filed, or in the case of Incorporated Documents will be timely filed, as required thereby. True copies of each of the documents incorporated by reference into each Preliminary Prospectus and the Prospectus have been, and Incorporated Documents will be, promptly delivered by the Company to the Representative.

  (q) There are no contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations or which were required to be filed as exhibits to any document incorporated by reference in any Preliminary Prospectus or the Prospectus by the Exchange Act or the Rules and Regulations which have not been filed as exhibits to the Registration Statement, or incorporated therein by reference as permitted by the Rules and Regulations, or that are required to be summarized in the Prospectus that are not so summarized.

  (r) No person has the right to require the Company to register any securities for offering and sale under the Act by reason of filing of the Registration Statement with the Commission or the issue and sale of the Securities by the Company.

  (s) The Company has not taken and will not take, directly or indirectly, any action which is designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

  2. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase the principal amount of Securities set forth opposite that Underwriter's name in Schedule I hereto at a purchase price equal to _______% of the principal amount of such Securities.

  3. The Company shall not be obligated to deliver any Securities except upon payment for all the Securities to be purchased hereunder or as hereinafter provided.

  If any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Securities that the defaulting Underwriter agreed but failed to purchase in the respective proportions that the principal amount of the Securities set opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the principal amount of the Securities set opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any Securities if the principal amount of the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds _______% of the aggregate principal amount of the Securities, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of the Securities set opposite its name in Schedule I hereto. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all of the Securities; if the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Paragraph 5(j) hereof.

  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated to agree to purchase the Securities that were to be purchased by a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date (as hereinafter defined) for up to seven full business days in order to effect any changes in the Registration Statement, the Prospectus or in any other document or arrangement that, in the opinion of counsel to the Company or counsel to the Underwriters, may be necessary.

  4.  Delivery of the Securities shall be made in      [city,
state]          , at    [time]    ,        [city]        time, on
the fifth business day following the date of this Agreement or at such place or later date and time as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the "Delivery Date." On the Delivery Date the Company shall deliver the Securities through the facilities of The Depository Trust Company for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by [wire transfer of federal (same-day) funds] [certified or official bank check or check payable in New York Clearing House funds]. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder (subject to the timely delivery by the Representative of the request referred to in the following sentence). Upon delivery the Securities shall be in such denominations and registered in such names as the Representative shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the Securities, the Company shall make the certificates therefor available for inspection by the
Representative in New York, New York, not later than     [time]
 on the business day prior to the Delivery Date.

  All certificates, opinions and documents required to be delivered, and payment hereunder, shall be delivered and paid on the Delivery Date specified at the offices of ___________________ ________________________________________________________________,
counsel to the Company,               [address]                 .

  5.  The Company agrees:

  (a) To furnish promptly to the Representative and to counsel to the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all documents incorporated therein by reference and Incorporated Documents and all consents and exhibits filed therewith;

  (b) To deliver promptly to the Representative such number of conformed copies of the Registration Statement as originally filed and each amendment thereto and such number of each Preliminary Prospectus, the Prospectus, any amended or supplemented Prospectus, documents incorporated by reference in any of the foregoing documents and any Incorporated Documents, as the Representative may reasonably request;

  (c) To file with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may be, in the judgment of the Representative, required by the Act or requested by the Commission and approved by the Representative;

  (d) Prior to filing with the Commission any Preliminary Prospectus, amendment to the Registration Statement or supplement to the Prospectus, any Prospectus pursuant to Rule 424 of the Rules and Regulations or any Incorporated Document, to furnish a copy thereof to the Representative and counsel to the Underwriters and obtain the consent of the Representative to the filing;

  (e) To comply with all requirements imposed by the Act necessary for the distribution of the Securities as contemplated by the provisions hereof and by the Prospectus and to make the requisite filings with the Commission pursuant to Rule 430A and to advise the Representative immediately (i) of such filings or when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for an amendment to the Registration Statement, a supplement to the Prospectus, an amendment to any documents incorporated by reference in the Prospectus, any Incorporated Document or any amendment thereto or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to any document incorporated by reference in the Prospectus or any Incorporated Document, or of the initiation or threat of any stop-order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in the Prospectus or any Incorporated Document, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, and (v) of the happening of any event prior to the termination of the offering of the Securities that makes untrue any statement of a material fact made in the Registration Statement or the Prospectus or that may require the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading;

  (f) If the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

  (g) As soon as practicable after the effective date of the Registration Statement, to make generally available to its security holders and to deliver to the Representative an earnings statement, conforming with the requirements of Section 11(a) of the Act, covering a period of at least twelve months beginning after the effective date of the Registration Statement;

  (h) For a period of three years after the effective date of the Registration Statement, to furnish to the Representative copies of all public reports and all reports and financial statements furnished by the Company to the New York Stock Exchange, Inc., pursuant to requirements of or agreements with such Exchange or to the Commission pursuant to the Exchange Act or any Rule or Regulation, and to furnish from time to time such other information concerning the Company as the Representative may reasonably request;

  (i) To take or cause to be taken all necessary action and furnish to whomever the Representative may direct such information as may be required in qualifying the Securities for sale under the laws of such jurisdictions which the Representative shall designate; provided, however, that in no event shall the Company be obligated to qualify as a foreign corporation, or to execute a general consent for service of process, in any jurisdiction in which it is not now so qualified. In each jurisdiction where any of the Securities shall have been qualified as above provided, the Company will file such reports and statements as may be required to continue such qualification for a period of not less than one year from the effective date of the Registration Statement;

  (j) To pay (i) the costs incident to, and any taxes payable in connection with, the authorization, issuance, sale and delivery of the Securities, (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement, any Preliminary Prospectus and the Prospectus and any amendments and exhibits thereto, (iii) any costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act, (iv) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including exhibits), any Preliminary Prospectus, the Prospectus, any amendment or supplement to the Prospectus, any documents incorporated by reference in any of the foregoing documents and any Incorporated Documents, as provided in this Agreement, (v) the costs of printing and distributing the Agreement Among Underwriters, this Agreement, the Selected Dealer Agreement, and the Underwriters' Questionnaire and Power of Attorney, (vi) any costs of filings with the National Association of Securities Dealers, Inc. or any costs of listing the Securities on any securities exchange, (vii) any fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in this paragraph and of preparing, printing and distributing a Blue Sky Memorandum, including fees and expenses of counsel to the Underwriters in connection therewith, and (viii) all other costs and expenses incident to the performance of the Company's obligations under this Agreement; provided, however, that except as provided in this Paragraph and in Paragraph 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Securities that they may sell, and the expenses of advertising made by the Underwriters in connection with any offering of the Securities;

  (k) Until the termination of the offering of the Securities, to timely file all documents, and any amendments to previously filed documents, required to be filed by it pursuant to Sections
12, 13, 14 or 15(d) of the Exchange Act;

  (l) During the period beginning from the date hereof and continuing to and including the Delivery Date, not to announce an offer for sale, make an offer for sale, sell or otherwise dispose of any debt securities of the Company which have terms substantially similar to the terms of the Securities, without the consent of the Representative; and

  (m) The Company will not take, directly or indirectly, any action which is designed to cause or result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

  6. (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act from and against any losses, claims, damages or liabilities, joint or several (and any actions in respect thereof), to which that Underwriter or controlling person may be subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (and actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Incorporated Document or the Registration Statement or Prospectus as amended or supplemented, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such controlling person promptly upon demand for any legal and other expenses reasonably incurred by that Underwriter or controlling person in investigating, defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus or in the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information regarding such Underwriter or the arrangements with respect to the underwriting of the transactions contemplated hereby furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein; and provided, further, that, as to any Preliminary Prospectus or any preliminary prospectus supplement, the indemnity agreement contained in this subparagraph (a) shall not inure to the benefit of any Underwriter (or any person controlling any such Underwriter) on account of any loss, claim, damage or liability arising from the sale of Securities by such Underwriter to any person if such Underwriter failed to send or give a copy of the Prospectus in which such untrue statement or omission of a material fact was corrected to such person within the time required by the Act, unless such failure is the result of noncompliance by the Company with subparagraph 5(b) or 5(d) hereof. For purposes of the second proviso to the immediately preceding sentence, under no circumstances shall any Underwriter be obligated to give any document incorporated by reference, or any supplement or amendment to any document incorporated by reference, in a Preliminary Prospectus or the Prospectus (or any Incorporated Document) to any person. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or any controlling person of that Underwriter.

  (b) Each Underwriter severally, but not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of the Act from and against any losses, claims, damages or liabilities, joint or several (and any actions in respect thereof), to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Registration Statement or Prospectus as amended or supplemented, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information regarding such Underwriter or the arrangements with respect to the underwriting of the transactions contemplated hereby furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse promptly upon demand any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person in investigating, defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons.

  (c) Promptly after receipt by an indemnified party under this Paragraph 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph, notify the indemnifying party in writing of the claim or the commencement of the action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Paragraph. If any such claim or action is brought against an indemnified party, and it notifies the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, and approval of counsel by the indemnified party in accordance with the foregoing, the indemnifying party shall not be liable to the indemnified party under this Paragraph for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent the Representative and those Underwriters and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Paragraph if the defendants with respect to any such claim include some or all of the Underwriters in addition to the Company, and the Representative shall have reasonably concluded that there may be legal defenses available to it and/or other Underwriters which are different from or additional to those available to the Company or that there exists some conflict of interest between the interest of the Underwriters and the Company with respect to such claim that makes separate representation desirable in the reasonable judgment of the Representative, and in the event of the foregoing the reasonable fees and expenses of such separate counsel shall be paid by the Company. It is understood, however, in connection with the Company's undertaking in the preceding proviso, that the Company shall not be liable for the expenses of more than one separate counsel representing the Representative or the other Underwriters or their respective controlling persons who are parties to the claim referred to in such proviso.

  (d) If the indemnification provided for in this Paragraph shall for any reason be unavailable to an indemnified party under Paragraph 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Paragraph 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Paragraph, shall be deemed to include, for purposes of this Paragraph, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of the untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Paragraph are several in proportion to their respective underwriting obligations and not joint.

  [Insert appropriate language referencing these sections of the Prospectus Supplement that have been provided by the Underwriters.]

  (e) The Underwriters severally confirm that the statements contained in the last paragraph on the front cover page of the Prospectus and any amendment or supplement to the Prospectus and under the caption "Underwriting" in the Prospectus or any amendment or supplement to the Prospectus are correct and the Company agrees that such statements constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus or any amendment or supplement to the Prospectus.]

  (f) The indemnity agreements contained in this Paragraph and the representations, warranties and agreements of the Company and the Underwriters contained in this Agreement shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement and any investigation made by or on behalf of any indemnified party.

  7.  (a)  This Agreement shall become effective at     [time]
,     [city]     time, on the first full business day following
the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representative shall first release the Securities for sale to the public. The Representative shall notify the Company immediately after it has taken any action that causes this Agreement to become effective. Until this Agreement is effective, it may be terminated by the Company by notice to the Representative or by the Representative by notice to the Company. For purposes of this Agreement, the release of the Securities for sale to the public shall be deemed to have been made when the Representative releases, by telegram or otherwise, firm offers of the Securities to securities dealers or release for publication a newspaper advertisement relating to the Securities, whichever occurs first.

  (b) The obligations of the Underwriters hereunder may be terminated by the Representative, in its absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities, if prior to that time (i) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligation hereunder is not fulfilled, (iii) trading in securities generally on the New York Stock Exchange is suspended, or minimum prices are established on that Exchange, (iv) a banking moratorium is declared by Federal or New York or Illinois State authorities, (v) there shall have been such a material adverse change in general economic, political or financial conditions or in the financial markets in the United States such that, in the judgment of a majority in interest of the several Underwriters, it would be inadvisable or impracticable to proceed with the public offering of the Securities or the delivery of the Securities on the terms and in the manner contemplated by the Prospectus, or (vi) the United States becomes engaged in major armed hostilities or there is an escalation in such hostilities involving the United States or there is a declaration of a national emergency or war by the United States.

  8. The respective obligations of the Underwriters hereunder are subject, in their discretion, to the accuracy, when made and on the Delivery Date of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder, and to each of the following terms and conditions:

  (a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Paragraph 5(e) hereof, all post-effective amendments to the Registration Statement shall have become effective, and all filings required by Rule 424 of the Rules and Regulations shall have been made. At or before the Delivery Date, no stop order suspending such effectiveness, nor any order directed to any document incorporated by reference in the Prospectus or any Incorporated Document, shall have been issued, and prior to that time no stop-order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made by the Commission to the accuracy or adequacy of any document incorporated by reference in the Prospectus or any Incorporated Document. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with or adequately disposed of following discussions with the Commission's staff, and the Company shall not have filed with the Commission the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any Incorporated Document without complying with Paragraph 5(d) hereof.

  (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Prospectus, any Incorporated Document or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of Mayer, Brown & Platt, counsel to the Underwriters, is material or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement and the Securities and to the form of the Registration Statement, the Prospectus and any Incorporated Document, other than financial statements and other financial data, and all other legal matters relating to this Agreement and such other documents and the transactions contemplated hereby and thereby shall be satisfactory in all respects to Mayer, Brown & Platt, counsel to the Underwriters, and the Company shall have furnished to such counsel all documents and information that such counsel may reasonably request to enable them to pass upon such matters.

  (d) The Company shall have furnished to the Representative on the Delivery Date, a certificate, dated such Delivery Date, of its President and its Executive Vice President and Chief
Financial Officer, certifying that:

   (i) There are no legal or governmental administrative or other proceedings pending or threatened against the Company or its subsidiaries of a character required to be disclosed in the Prospectus which are not disclosed therein;

   (ii) The representations and warranties of the Company contained herein are true and correct as of the Delivery Date; that the Company has complied with all of its agreements herein contained; and that the conditions set forth in subparagraphs
(a), (d), (e), (f), (g), (h), (i), (j) and (l) of this Paragraph 8 have been fulfilled;

   (iii) Since the date of the latest audited financial statements of the Company included in the Prospectus, there have been no material transactions not in the ordinary course of business entered into by the Company or its subsidiaries not reflected in the Registration Statement or Prospectus and since the date of the latest audited financial statements of the Company included in the Prospectus, there have been no material adverse changes in the financial condition of the Company and its subsidiaries taken as a whole or in their consolidated financial position or net assets as shown in the Registration Statement and Prospectus other than as referred to or contemplated in the Registration Statement and the Prospectus; and

   (iv) They have carefully examined the Registration Statement, the Prospectus and the documents incorporated therein and (A) as of the effective date of the Registration Statement, the Registration Statement, the Prospectus and such incorporated documents did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the effective date of the Registration Statement, no event has occurred that should have been set forth in a supplement to or an amendment of the Prospectus or in an Incorporated Document that has not been set forth in such a supplement or amendment or in an Incorporated Document;

  (e) At the Delivery Date, and since the respective dates as of which information is given in the Prospectus, neither the Company nor any subsidiary thereof shall have sustained any loss on account of fire, flood, accident or other calamity (i) of such a character as to interfere materially with the continuous operation of the business of the Company and (ii) in the judgment of the Representative, materially adversely affects the Company and its subsidiaries taken as a whole, regardless of whether or not such loss shall have been insured;

  (f) The Company shall have furnished to the Representative on the date of this Agreement and the Delivery Date, letters of Arthur Andersen & Co., addressed to the Underwriters and dated such Delivery Date, confirming that they are independent public accounts within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such accountants with respect to the financial information and other matters covered by their letter delivered to the Representative concurrently with the execution of this Agreement and confirming in all material respects the conclusions and findings set forth in such prior letter;

  (g) Since the respective dates of which information is given in the Prospectus there has not been any material change in the capital stock of the Company or any material increase in the indebtedness for money borrowed of the Company or any material adverse change in, or any development which is materially adversely affecting, the financial position, results of operations or prospects of the Company, except in all cases for changes or developments which the Prospectus discloses or contemplates;

  (h) Subsequent to the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have announced that it proposes to withdraw or has under surveillance or review with negative implications its rating of any of the Company's debt securities;

  (i) On the Delivery Date, the General Counsel of the Company shall have furnished to the Representative his opinion, addressed to the Underwriters and dated the Delivery Date, to the effect that:

   (i) Each of the Company, Chicago Bridge & Iron Company ("Chicago Bridge") and Liquid Carbonic Industries Corporation ("Liquid Carbonic"), Chicago Bridge and Liquid Carbonic being wholly owned subsidiaries of the Company, has been duly incorporated and is validly existing in good standing as a corporation under the laws of Delaware, Illinois and Delaware, respectively, and each is duly qualified to do business and in good standing in each of the other United States jurisdictions where such qualification is required for the conduct of its business or ownership of its properties and where the failure to be so qualified could reasonably be expected to have a material adverse effect upon the Company and its subsidiaries taken as a whole;

   (ii) The Securities have been duly authorized and, when issued, authenticated and delivered pursuant to the Indenture against payment of the agreed upon consideration therefor pursuant to this Agreement, such Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which is in the form filed as an exhibit to the Registration Statement, and will be enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity; the Indenture has been duly authorized and is duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms as modified by applicable law, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity; and the Indenture conforms and the Securities, when issued, will conform to the description thereof contained in the Registration Statement and the Prospectus;

   [If the Securities are convertible into shares of common stock, add the following paragraph and such other opinions as are deemed necessary or appropriate by the Company and the
Representative:

   If the Securities are convertible into shares of common stock in accordance with the terms of this Agreement, such shares of common stock initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance, and when issued upon such conversion, shall be validly issued, fully paid and non-assessable and not subject to any preemptive rights.]

   (iii) The Registration Statement and Prospectus comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder, and the documents incorporated (or deemed to be incorporated) by reference in the Prospectus and the Incorporated Documents (if any) when filed with the Commission appear on their face to have been appropriately responsive to the requirements of the Exchange Act and the Rules and Regulations, except that no opinion need be expressed as to the financial statements, schedules and other financial [and statistical] data contained in any of those documents;

   (iv) Such counsel has no reason to believe that the Registration Statement (except as to the financial statements, schedules and other financial [or statistical] data contained or incorporated by reference therein, as to which such counsel need express no opinion) at the time it became effective or the Prospectus or any amendments or supplements thereto contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

   (v) The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or are pending or threatened;

   (vi) To the best of such counsel's knowledge, neither the Company nor any of its subsidiaries has any litigation or governmental, administrative or other proceeding, pending or threatened, which are not disclosed in the Prospectus and which are of a character that ought to be disclosed in the Prospectus;

   (vii) To the best of such counsel's knowledge, there are no contracts to which the Company or any of its subsidiaries is a party which are required to be filed as exhibits to the Registration Statement and are not so filed or required to be summarized therein and are not so summarized;

   (viii) The statements made in the Prospectus under the caption "Description of the Notes," insofar as they purport to summarize the provisions of documents or agreements specifically referred to therein, fairly present the information called for with respect thereto by Form S-3;

   (ix) Neither the Company, Chicago Bridge or Liquid Carbonic is in violation of its certificate of incorporation or by-laws, or, to the best of such counsel's knowledge, in default under any material agreement, indenture or instrument; and

   (x) This Agreement has been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Agreement will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries (which creation or imposition would have a material adverse effect on the Company and its subsidiaries taken as a whole) pursuant to the terms of, or constitute a breach or default under, any agreement, indenture or instrument known to such counsel, or result in a material violation of the certificate of incorporation or by-laws of the Company or any of its subsidiaries or, to the best of such counsel's knowledge, any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or their property; and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by the Company, except such as may be required by the Act, the Exchange Act and state securities laws.

  (j) On the Delivery Date, the Company shall have furnished to the Representative, addressed to the Underwriters, such other opinions of counsel as may reasonably be requested relating to matters arising on or after the date hereof.

  (k) On the Delivery Date, Mayer, Brown & Platt, counsel for the Underwriters, shall have furnished to the Representative their opinion, addressed to the Underwriters and dated the Delivery Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

  (l) The Company shall have furnished such additional documents and certificates as the Representative may reasonably request.

  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to Mayer, Brown & Platt, counsel to the Underwriters.

  9. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Paragraph 8 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

  10. The Company shall be entitled to act and rely upon any request, consent, notice or agreement by ________________________ on behalf of the Representative and the Underwriters. Any notice by the Company to the Underwriters shall be sufficient if given in writing or by telegraph addressed to _________________________
_________________________________________________________________
________________________________________________________________,
and any notice by the Underwriters to the Company shall be sufficient if given in writing or by telegraph addressed to the Company at 800 Jorie Boulevard, Oak Brook, Illinois 60521-2268,
Attention: George L. Schueppert, Executive Vice President and Chief Financial Officer.

  11. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act, and (b) the indemnity agreement of the Underwriters contained in Paragraph 6 of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company.

  12. For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange is open for trading, and (b) "subsidiary" and "significant subsidiary" have the meanings set forth in Rule 405 of the Rules and Regulations.

  13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This
Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall together constitute a single instrument.

  If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for the purpose below.

            Very truly yours,

            CBI INDUSTRIES, INC.



            By:___________________________

ACCEPTED:

______________________________________________


By:___________________________________________

For itself and as Representative of
  the Underwriters

SCHEDULE I



                              Aggregate Principal
Underwriter                  Amount of Securities








TOTAL